Workiva Inc. Announces Third Quarter 2023 Financial Results
•Increased Q3 2023 Subscription & Support Revenue by 21% over Q3 2022
•Generated Total Q3 2023 Revenue of $158.2 Million, up 19% over Q3 2022
•Achieved 38% YOY Growth of Customers with Annual Contract Value Over $300K

NEW YORK - October 30, 2023 – Workiva Inc. (NYSE:WK), the world’s leading cloud platform for assured, integrated reporting, today announced financial results for its third quarter ended September 30, 2023.

"Workiva delivered another solid quarter, achieving subscription revenue growth of 21% and an operating profit that beat the high end of our guidance," said CEO Julie Iskow. "Our platform offering continues to stand out from the SaaS crowd given that we solve problems our customers must address. Companies need transparency. They need to comply with regulation. And, they need accuracy in reporting and disclosure. We provide solutions that they need in good times and in challenging times."

Iskow added, "The value our platform provides was also quantified by the continued large contract account expansion we saw during the quarter. We continue to see outpaced growth in our large contract customers. Compared to third quarter 2022, the number of annual contracts valued over $100,000 increased 24%. Contracts valued over $150,000 increased 26% and contracts over $300,000 were up 38%."

"We were pleased with the strong increase we saw in net revenue retention, which improved for the fourth consecutive quarter," said CFO Jill Klindt. "With add-ons, our subscription revenue retention rate increased to 112% compared to 107% for the third quarter 2022. The main driver of this improvement is strong account expansion activity."

"The operating profit we posted in the third quarter is a result of our continued focus on growth and productivity. This focus has helped us improve our operating leverage and stay committed to our goal of delivering improved operating margins and non-GAAP profitability for both 2023 and 2024," added Klindt.
Third Quarter 2023 Financial Highlights
•Revenue: Total revenue for the third quarter of 2023 reached $158 million, an increase of 19% from $133 million in the third quarter of 2022. Subscription and support revenue contributed $143 million, up 21% versus the third quarter of 2022. Professional services revenue was $15 million, a slight increase compared to the same quarter in the prior year.
•Gross Profit: GAAP gross profit for the third quarter of 2023 was $120 million compared with $100 million in the same quarter of 2022. GAAP gross margin was 75.8% versus 75.6% in the third quarter of 2022. Non-GAAP gross profit for the third quarter of 2023 was $122 million, an increase of 20% compared with the prior year's third quarter, and non-GAAP gross margin was 76.9% compared to 76.6% in the third quarter of 2022.
•Results from Operations: GAAP loss from operations for the third quarter of 2023 was $16 million compared with a loss of $30 million in the prior year's third quarter. Non-GAAP income from operations was $5 million compared with a loss of $8 million in the third quarter of 2022.
•GAAP Net Loss: GAAP net loss for the third quarter of 2023 was $56 million compared with a net loss of $30 million for the prior year's third quarter. GAAP net loss per basic and diluted share was $1.04 compared with a net loss per basic and diluted share of $0.56 in the third quarter of 2022.
•Non-GAAP Net Loss: Non-GAAP net loss for the third quarter of 2023 was $35 million compared with a loss of $8 million in the prior year's third quarter. Non-GAAP net loss per basic share and diluted share was $0.65 compared with a net loss per basic and diluted share of $0.15 in the third quarter of 2022. In connection with the 2026 note repurchase described below, we recorded a loss on induced conversion of $45.1 million which was recorded as interest expense.
•Liquidity: As of September 30, 2023, Workiva had cash, cash equivalents, and marketable securities totaling $782 million, compared with $431 million as of December 31, 2022. In August 2023, we issued $702.0 million aggregate principal amount of 1.250% convertible senior notes due in 2028. We used $396.9 million of the net proceeds from the 2028 Notes offering to repurchase $273.8 million principal amount, together with accrued and unpaid interest thereon, of our 2026 Notes. Workiva had $71 million aggregate principal amount of 1.125% convertible senior notes due in 2026, $702 million aggregate principal amount of 1.250% convertible senior notes due in 2028 and $15 million of finance lease obligations outstanding as of September 30, 2023.
Key Metrics and Recent Business Highlights
•Customers: Workiva had 5,945 customers as of September 30, 2023, a net increase of 404 customers from September 30, 2022.
•Revenue Retention Rate: As of September 30, 2023, Workiva's revenue retention rate (excluding add-on revenue) was 98%, and the revenue retention rate including add-on revenue was 112%. Add-on revenue includes changes in both solutions and pricing for existing customers.
•Large Contracts: As of September 30, 2023, Workiva had 1,561 customers with an annual contract value (“ACV”) of more than $100,000, up 24% from 1,257 customers at September 30, 2022. Workiva had 851 customers with an ACV of more than $150,000, up 26% from 676 customers in the third quarter of 2022. Workiva had 296 customers with an ACV of more than $300,000, up 38% from 214 customers in the third quarter of 2022.
Financial Outlook
As of October 30, 2023, Workiva is providing guidance as follows:
Fourth Quarter 2023 Guidance:
•Total revenue is expected to be in the range of $164 million to $165 million.
•GAAP loss from operations is expected to be in the range of $17 million to $16 million.
•Non-GAAP income from operations is expected to be in the range of $6 million to $7 million.
•GAAP net loss per basic share is expected to be in the range of $0.20 to $0.18.
•Non-GAAP net income per basic share is expected to be in the range of $0.21 to $0.23.
•Net income (loss) per basic share is based on 54 million weighted-average shares outstanding.
Full Year 2023 Guidance:
•Total revenue is expected to be in the range of $627 million to $628 million.
•GAAP loss from operations is expected to be in the range of $102 million to $101 million.
•Non-GAAP income from operations is expected to be in the range of $3 million to $4 million.
•GAAP net loss per basic share is expected to be in the range of $2.48 to $2.46.
•Non-GAAP net loss per basic share is expected to be in the range of $0.54 to $0.52.
•Net income (loss) per basic share is based on 54 million weighted-average shares outstanding.
Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the third quarter 2023, in addition to discussing the Company’s outlook for the fourth quarter and full year 2023. To access this call, dial 888-330-2469 (U.S. domestic) or 240-789-2740 (international). The conference ID is 8736384. A live webcast of the conference call will be accessible in the "Investor Relations" section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through November 7, 2023, at 800-770-2030 (U.S. domestic) or 647-362-9199 (international). The replay pass code is 8736384. An archived webcast of this conference call will also be available an hour after the completion of the call in the "Investor Relations" section of the Company’s website at www.workiva.com.
About Workiva
Workiva Inc. (NYSE:WK) is on a mission to power transparent reporting for a better world. We build and deliver the world’s leading cloud platform for assured, integrated reporting to meet stakeholder demands for action, transparency, and disclosure of financial and non-financial data. Workiva offers the only unified SaaS platform that brings customers’ financial reporting, Environmental, Social, and Governance (ESG), and Governance, Risk, and Compliance (GRC) together in a controlled, secure, audit-ready platform. Our platform simplifies the most complex reporting and disclosure challenges by streamlining processes, connecting data and teams, and ensuring consistency. Learn more at workiva.com.
Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation and amortization of acquisition-related intangible assets. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.
Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP income (loss) from operations is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets from loss from operations. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, net of tax and amortization expense for acquisition-related intangible assets from net loss. Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.
Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.
Safe Harbor Statement
Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.
Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contact:		Media Contact:
Mike Rost		Darcie Brossart
Workiva Inc.		Workiva Inc.
investor@workiva.com		press@workiva.com

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
	(unaudited)
Revenue
Subscription and support	$143,421	$118,591	$409,857	$339,064
Professional services	14,754	14,258	53,529	55,008
Total revenue	158,175	132,849	463,386	394,072
Cost of revenue
Subscription and support (1)	24,864	19,235	74,080	56,683
Professional services (1)	13,491	13,184	42,297	38,846
Total cost of revenue	38,355	32,419	116,377	95,529
Gross profit	119,820	100,430	347,009	298,543
Operating expenses
Research and development (1)	41,747	38,583	130,235	113,644
Sales and marketing (1)	72,576	64,560	215,168	184,879
General and administrative (1)	21,022	27,405	86,660	75,507
Total operating expenses	135,345	130,548	432,063	374,030
Loss from operations	(15,525)	(30,118)	(85,054)	(75,487)
Interest income	7,294	1,440	15,546	2,325
Interest expense	(47,437)	(1,510)	(50,437)	(4,540)
Other (expense) and income, net	(71)	964	(1,450)	1,467
Loss before provision for income taxes	(55,739)	(29,224)	(121,395)	(76,235)
Provision for income taxes	530	467	1,934	810
Net loss	$(56,269)	$(29,691)	$(123,329)	$(77,045)
Net loss per common share:
Basic and diluted	$(1.04)	$(0.56)	$(2.28)	$(1.46)
Weighted-average common shares outstanding - basic and diluted	54,256,941	53,081,564	53,987,791	52,844,532

(1) Includes stock-based compensation expense as follows:

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
	(unaudited)
Cost of revenue
Subscription and support	$1,247	$855	$3,732	$2,557
Professional services	623	533	1,923	1,578
Operating expenses
Research and development	4,155	3,399	13,677	9,272
Sales and marketing	7,108	4,657	20,769	14,388
General and administrative	6,244	10,853	37,928	26,258

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	September 30, 2023	December 31, 2022
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$404,885	$240,197
Marketable securities	377,533	190,595
Accounts receivable, net	98,861	106,316
Deferred costs	36,953	38,350
Other receivables	7,017	6,674
Prepaid expenses and other	21,902	17,957
Total current assets	947,151	600,089
Property and equipment, net	25,102	27,096
Operating lease right-of-use assets	10,228	13,932
Deferred costs, non-current	28,816	33,682
Goodwill	108,851	109,740
Intangible assets, net	23,585	28,234
Other assets	5,395	6,847
Total assets	$1,149,128	$819,620
Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payable	$4,909	$6,174
Accrued expenses and other current liabilities	94,158	83,999
Deferred revenue	338,418	316,263
Finance lease obligations	525	504
Total current liabilities	438,010	406,940
Convertible senior notes, non-current	761,847	340,257
Deferred revenue, non-current	38,216	38,237
Other long-term liabilities	1,539	1,518
Operating lease liabilities, non-current	9,023	12,102
Finance lease obligations, non-current	14,186	14,583
Total liabilities	1,262,821	813,637
Stockholders’ (deficit) equity
Common stock	54	53
Additional paid-in-capital	541,093	537,732
Accumulated deficit	(648,445)	(525,116)
Accumulated other comprehensive loss	(6,395)	(6,686)
Total stockholders’ (deficit) equity	(113,693)	5,983
Total liabilities and stockholders’ (deficit) equity	$1,149,128	$819,620

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
	(unaudited)
Cash flows from operating activities
Net loss	$(56,269)	$(29,691)	$(123,329)	$(77,045)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,686	2,681	8,353	7,365
Stock-based compensation expense	19,377	20,297	78,029	54,053
Provision for doubtful accounts	8	91	57	82
Realized loss on sale of available-for-sale securities, net	—	—	708	—
(Accretion) amortization of premiums and discounts on marketable securities, net	(1,930)	129	(4,530)	1,242
Amortization of issuance costs and debt discount	472	325	1,122	973
Induced conversion expense	45,144	—	45,144	—
Deferred income tax	(14)	57	(17)	(91)
Changes in assets and liabilities:
Accounts receivable	(15,234)	(7,927)	7,243	(6,190)
Deferred costs	3,116	(1,372)	6,248	(2,662)
Operating lease right-of-use asset	1,244	1,269	3,807	3,877
Other receivables	(1,556)	(527)	(1,842)	38
Prepaid expenses	3,452	3,593	(3,985)	870
Other assets	1,043	(1,140)	1,479	(1,105)
Accounts payable	(386)	3,931	(1,267)	5,995
Deferred revenue	11,120	14,775	22,225	28,573
Operating lease liability	(750)	(1,113)	(3,129)	(3,757)
Accrued expenses and other liabilities	3,468	(523)	10,217	384
Net cash provided by operating activities	14,991	4,855	46,533	12,602
Cash flows from investing activities
Purchase of property and equipment	(895)	(1,023)	(1,732)	(2,226)
Purchase of marketable securities	(144,989)	(41,618)	(322,008)	(99,564)
Sale of marketable securities	—	—	65,052	14,981
Maturities of marketable securities	36,906	40,071	76,811	106,857
Acquisitions, net of cash acquired	—	—	—	(99,186)
Purchase of intangible assets	(48)	(62)	(167)	(108)
Net cash used in investing activities	(109,026)	(2,632)	(182,044)	(79,246)

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
	(unaudited)
Cash flows from financing activities
Proceeds from option exercises	1,120	625	3,324	2,595
Taxes paid related to net share settlements of stock-based compensation awards	(984)	(738)	(9,424)	(10,652)
Proceeds from shares issued in connection with employee stock purchase plan	6,967	4,038	12,513	9,256
Proceeds from the issuance of convertible senior notes, net of issuance costs	691,113	—	691,113	—
Payments for repurchase of convertible senior notes	(396,869)	—	(396,869)	—
Principal payments on finance lease obligations	(127)	(454)	(376)	(1,342)
Net cash provided by (used in) financing activities	301,220	3,471	300,281	(143)
Effect of foreign exchange rates on cash	(1,239)	(2,450)	(82)	(4,102)
Net increase (decrease) in cash and cash equivalents	205,946	3,244	164,688	(70,889)
Cash and cash equivalents at beginning of period	198,939	226,253	240,197	300,386
Cash and cash equivalents at end of period	$404,885	$229,497	$404,885	$229,497

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Gross profit, subscription and support	$118,557	$99,356	$335,777	$282,381
Add back: Stock-based compensation	1,247	855	3,732	2,557
Gross profit, subscription and support, non-GAAP	$119,804	$100,211	$339,509	$284,938

Gross profit, professional services	$1,263	$1,074	$11,232	$16,162
Add back: Stock-based compensation	623	533	1,923	1,578
Gross profit, professional services, non-GAAP	$1,886	$1,607	$13,155	$17,740

Gross profit	$119,820	$100,430	$347,009	$298,543
Add back: Stock-based compensation	1,870	1,388	5,655	4,135
Gross profit, non-GAAP	$121,690	$101,818	$352,664	$302,678

Cost of revenue, subscription and support	$24,864	$19,235	$74,080	$56,683
Less: Stock-based compensation	1,247	855	3,732	2,557
Cost of revenue, subscription and support, non-GAAP	$23,617	$18,380	$70,348	$54,126

Cost of revenue, professional services	$13,491	$13,184	$42,297	$38,846
Less: Stock-based compensation	623	533	1,923	1,578
Cost of revenue, professional services, non-GAAP	$12,868	$12,651	$40,374	$37,268

Research and development	$41,747	$38,583	$130,235	$113,644
Less: Stock-based compensation	4,155	3,399	13,677	9,272
Less: Amortization of acquisition-related intangibles	891	876	2,668	2,240
Research and development, non-GAAP	$36,701	$34,308	$113,890	$102,132

Sales and marketing	$72,576	$64,560	$215,168	$184,879
Less: Stock-based compensation	7,108	4,657	20,769	14,388
Less: Amortization of acquisition-related intangibles	598	587	1,805	1,373
Sales and marketing, non-GAAP	$64,870	$59,316	$192,594	$169,118

General and administrative	$21,022	$27,405	$86,660	$75,507
Less: Stock-based compensation	6,244	10,853	37,928	26,258
General and administrative, non-GAAP	$14,778	$16,552	$48,732	$49,249

Loss from operations	$(15,525)	$(30,118)	$(85,054)	$(75,487)
Add back: Stock-based compensation	19,377	20,297	78,029	54,053
Add back: Amortization of acquisition-related intangibles	1,489	1,463	4,473	3,613
Income (loss) from operations, non-GAAP	$5,341	$(8,358)	$(2,552)	$(17,821)

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net loss	$(56,269)	$(29,691)	$(123,329)	$(77,045)
Add back: Stock-based compensation	19,377	20,297	78,029	54,053
Add back: Amortization of acquisition-related intangibles	1,489	1,463	4,473	3,613
Net loss, non-GAAP	$(35,403)	$(7,931)	$(40,827)	$(19,379)

Net loss per basic and diluted share:	$(1.04)	$(0.56)	$(2.28)	$(1.46)
Add back: Stock-based compensation	0.36	0.38	1.44	1.02
Add back: Amortization of acquisition-related intangibles	0.03	0.03	0.08	0.07
Net loss per basic share, non-GAAP	$(0.65)	$(0.15)	$(0.76)	$(0.37)
Net loss per diluted share, non-GAAP	$(0.65)	$(0.15)	$(0.76)	$(0.37)

Weighted-average common shares outstanding - basic, non-GAAP	54,256,941	53,081,564	53,987,791	52,844,532
Weighted-average common shares outstanding - diluted, non-GAAP	54,256,941	53,081,564	53,987,791	52,844,532

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)
	Three months ending December 31, 2023			Year ending December 31, 2023

Loss from operations, GAAP range	$(16,946)	-	$(15,946)	$(102,000)	-	$(101,000)
Add back: Stock-based compensation	21,071		21,071	99,100		99,100
Add back: Amortization of acquisition-related intangibles	1,427		1,427	5,900		5,900
Income from operations, non-GAAP range	$5,552	-	$6,552	$3,000	-	$4,000

Net loss per share, GAAP range	$(0.20)	-	$(0.18)	$(2.48)	-	$(2.46)
Add back: Stock-based compensation	0.38		0.38	1.83		1.83
Add back: Amortization of acquisition-related intangibles	0.03		0.03	0.11		0.11
Net income (loss) per share, non-GAAP range	$0.21	-	$0.23	$(0.54)	-	$(0.52)

Weighted-average common shares outstanding - basic	54,400,000		54,400,000	54,200,000		54,200,000